Exhibit 99.1

Pixelworks Appoints Elias Nader as Chief Financial Officer

SAN JOSE, Calif., September 16, 2019 - Pixelworks, Inc. (NASDAQ: PXLW), a leading provider of power-efficient visual processing solutions, today announced the appointment of Elias N. Nader as chief financial officer, effective September 16, 2019. Nader succeeds Steven L. Moore, who previously held the role for more than 12 years. Moore will remain engaged as a consultant to the Company through February 2020 to assist with the transition.

Nader is an accomplished senior executive with over 25 years of experience in finance, accounting and C-level leadership, having most recently served as the interim president and CEO of Sigma Designs, Inc. He also served as the company’s chief financial officer during his tenure at the company, in addition to being appointed to the Board of Directors of Sigma Designs in early 2018. Before joining Sigma Designs, Nader was the chief financial officer for Imperial Holding as well as a financial consultant to several global companies in Europe and the Middle East. He previously held positions as corporate controller of Dionex Corporation, which was acquired by Thermo-Fisher, and vice president of finance at InterWave Communications, which was acquired by Alvarion, Inc., as well as served in a number of roles with leading companies such as Adaptive Broadband, Price Waterhouse Coopers (PWC), VeriFone and Seagate. Nader currently serves as a member of the audit committee on the Board of Directors of LMP Motors, based in Florida. From 2016 to 2018, he was a member of the audit committee on the Board of Directors of YuMe, Inc., which was acquired by RhytmOne. Nader is a graduate of San Jose State University.

“Elias is a highly capable executive and a strong addition to our senior leadership team,” stated Todd DeBonis, President and CEO of Pixelworks. “In addition to his considerable financial background and a solid understanding of display technologies and end markets, he brings extensive experience in leading global organizations. Elias is joining Pixelworks at a pivotal and exciting time, as we continue to gain momentum around our mobile initiatives and drive the Company toward the next level of growth. It’s my pleasure to welcome Elias to the team, and I’m excited about the contributions he will make to the Company’s future success.”

Mr. DeBonis further commented, “I also want to take this opportunity to thank Steve for his substantial contributions and many years of dedicated service to Pixelworks. Steve has been a strong steward of the Company’s financial operations for more than a decade, and he played an important role in helping Pixelworks to reach the pivotal position it is at today. I look forward to working closely with him as we transition the CFO role to Elias, and we wish Steve the very best in his future endeavors.”

About Pixelworks
Pixelworks provides industry-leading content creation, video delivery and display processing solutions and technology that enable highly authentic viewing experiences with superior visual quality, across all screens - from cinema to smartphone and beyond. The Company has a 20-year history of delivering image processing innovation to leading providers of consumer electronics, professional displays and video streaming services. Pixelworks is headquartered in San Jose, CA. For more information, please visit the company’s web site at www.pixelworks.com.

Note: Pixelworks and the Pixelworks logo are registered trademarks of Pixelworks, Inc.

Investor Contact:
Brett L Perry
Shelton Group
P: 214-272-0070
E: bperry@sheltongroup.com

Media Contact:
Agnes Toan
Pixelworks, Inc.
E: comms@pixelworks.com

Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “begin,” “continue,” “will,” “expect”, “believe,” “anticipate” and similar terms or the negative of such terms, and include, without limitation, statements about the Company’s mobile initiatives and growth, and the CFO transition. All statements other than statements of historical fact are forward-looking statements for purposes of this release. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: our ability to execute on our strategy; competitive factors; the success of our products in expanded markets; current global economic challenges; changes in the digital display and projection markets; seasonality in the consumer electronics market; our efforts to achieve profitability from operations; our limited financial resources and our ability to attract and retain key personnel. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially from those discussed in the forward-looking statements is included from time to time in the Company's Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 2018 as well as subsequent SEC filings. The forward-looking statements contained in this release are as of the date of this release, and the Company does not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.